Exhibit 99.1

Molina Healthcare Announces Proposed Offering of $650 Million of Senior Notes Due 2030

LONG BEACH, Calif.--(BUSINESS WIRE)--November 2, 2020--Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today announced that it intends to privately offer, subject to market and other conditions, $650 million aggregate principal amount of senior notes due 2030 (the “Notes”). The Company will make the offering pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers will offer the Notes only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to certain persons outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”).

The Notes will not be guaranteed by any of the Company’s subsidiaries at the time of issuance. The interest rate, offering price and other terms of the Notes will be determined by negotiations between the Company and the representative of the initial purchasers. The issuance of the Notes will be subject to customary closing conditions.

The Company intends to use approximately $346 million of the net proceeds from this offering to redeem the entire $330 million outstanding principal amount of its 4.875% senior notes due 2025, and to pay related fees and expenses. The Company intends to use the remaining net proceeds of this offering for general corporate purposes, which may include repayment of indebtedness, share repurchases, funding for acquisitions, capital expenditures, additions to working capital and capital contributions to the Company’s health plan subsidiaries to meet statutory requirements in new or existing states.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the benefit of, a U.S. person (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction where such offer, solicitation or sale is prohibited.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.0 million members as of September 30, 2020. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements,” including statements related to the Company’s offering of the Notes and the intended use of net proceeds of the offering, which are subject to risks and uncertainties, including, without limitation, risks related to whether the Company will consummate the offering of the Notes on the expected terms, or at all, market and other general economic conditions, and whether the Company will be able to satisfy the conditions required to close any sale of the Notes. Additional information regarding the risk factors to which the Company is subject is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 and in its quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. These reports can be accessed under the investor relations tab of the Company’s website at molinahealthcare.com or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and it cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of the date hereof, and, except as otherwise required by law, the Company disclaims any obligation to update any forward‑looking statements to conform the statement to actual results or changes in its expectations.

Contacts

Investor Contact: Julie Trudell, Julie.Trudell@molinahealthcare.com, 562-912-6720
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588